                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

           HOUSTON EXPLORATION REPORTS FIRST QUARTER 2003 EARNINGS OF
                        $1.34 PER SHARE, UP 227 PERCENT


HOUSTON, TEXAS - MAY 1, 2003 - The Houston Exploration Company (NYSE: THX) today announced first quarter 2003 earnings of $1.34 per fully diluted share, up from 41 cents per fully diluted share during the corresponding prior-year period. Net income totaled $41.7 million, up from $12.5 million during the first quarter of 2002.

Favorable natural gas prices, coupled with increased production, contributed to higher revenues and cash flow. Revenues rose to $129.0 million during 2003's first quarter from $74.8 million during 2002's corresponding quarter. First quarter cash from operations of $115.0 million nearly doubled the $59.0 million reported during the first quarter of 2002. (Cash from operations is a non-GAAP financial measure derived from net cash provided by operating activities. See "Reconciliation of Non-GAAP Financial Measures" in table below.)

Daily production increased to a record 288 million cubic feet of gas equivalent (MMcfe) from 276 MMcfe per day during the first quarter of 2002. The Company benefited from a solid price environment, recognizing an average realized gas price of $4.93 per thousand cubic feet. The average realized oil price was $31.57 per barrel.

The first quarter results included income of $10.6 million ($6.9 million net of tax) associated with severance tax refunds relating to high-cost/tight-gas sand designations for production in South Texas. Also included in the quarter was expense of $0.8 million for asset retirement accretion pursuant to the Company's January 1, 2003, adoption of Statement of Financial Accounting Standards No. 143 (SFAS No. 143), "Accounting for Asset Retirement Obligations." For the quarter the cumulative effect of adopting SFAS No. 143 and the resulting change in accounting principle was a charge of $2.8 million, net of tax, or 9 cents per share.

During the first quarter the Company was apparent high bidder on six blocks in the Central Gulf of Mexico Lease Sale 185. The new blocks encompass 24,964 acres in water depths ranging from 7 feet to 551 feet. Houston Exploration's net share of the bids was $1.7 million for a 50 percent working interest in each block. Four of the areas, West Cameron 24, East Cameron 80 and 85, and Ship Shoal 36, will expose the Company to additional deep-shelf gas targets. A drilling plan for these locations will be implemented pending final approval from the Minerals Management Service.

Houston Exploration improved its balance sheet during the first quarter, reducing debt by $22 million and closing the quarter with a 27 percent debt-to-capitalization ratio.

"We are off to a great start for 2003," said William G. Hargett, president and chief executive officer. "We achieved record production in a favorable pricing environment which enabled us to generate significant free cash flow. Industry conditions remain bright for the second quarter, and I am optimistic about the price outlook for the duration of the year. With a drilling program that contains approximately 120 wells, the remainder of 2003 is going to be busy for us."

Robert B. Catell, chairman of the board added, "The Company's strategy of balancing exploration and exploitation gives Houston Exploration the flexibility it needs to continue to grow. This approach has been refined by our management and field personnel over the years and will continue to benefit our shareholders."

The Company will hold its first quarter 2003 earnings conference call on Thursday, May 1, at 10 a.m. Central time to further review the financial and operational results. To access the call, dial 800.374.0699 prior to the start.

To listen to the live webcast, log on to www.houstonexploration.com and follow the webcast links. A replay of the call will be available at the close of business on May 1. Dial 706.645.9291 and provide the confirmation code 9698038 for this service.

The Houston Exploration Company intends for the following statements to act as guidance for second quarter 2003 valuations and future hedged production. Actual results may vary.

                                                            Estimates for
                                                         Second Quarter 2003
                                                         -------------------
Production (MMcfe per day)                                    290 - 300

Costs ($/Mcfe)
-  Lease operating expense                                      $0.41
-  Severance tax                                                 0.15
-  General and administrative, net                               0.15
-  Transportation                                                0.11
-  Depreciation, depletion and amortization
   and asset retirement accretion                                1.80
-  Interest expense, net                                         0.06

For the remaining quarters of 2003, the company has utilized swaps and costless collars to hedge 190,000 MMBtu per day at prices ranging from $3.42 per MMBtu to $4.55 per MMBtu. Additionally, an oil hedge of 1,000 barrels per day at a cost of $29.70 per barrel is in place during the second quarter of 2003.

For 2004, the Company has hedged 100,000 MMBtu per day at prices ranging from $3.75 per MMBtu to $5.05 per MMBtu.

The Houston Exploration Company is an independent energy company engaged in the exploration, development, exploitation and acquisition of domestic natural gas and oil properties. The Company's offshore operations are focused in the shallow waters of the Gulf of Mexico. Onshore operations are concentrated in South Texas and the Arkoma Basin with additional production located in East Texas, South Louisiana and West Virginia.

This news release contains "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release, including, without limitation, estimated quantities and net present value of reserves, estimated production volumes, business strategies, plans and objectives of management of the company for future operations and capital expenditures are forward-looking statements. These statements reflect the company's current expectations with respect to future events and are based on the company's current beliefs as well as assumptions made by and information currently available to the company. Important factors that could cause actual results to materially differ from the company's expectations include price volatility, the risk of future write-downs, the inability to meet substantial capital requirements, the constraints imposed by current indebtedness, reserve replacement risks, the risks associated with recent acquisitions, and other factors discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2002. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, the company's actual results may vary materially from those described in the forward-looking statements.

First Quarter 2003 Financial and Operational Indicators Follow on Next Page


Contact:  The Houston Exploration Company
          Melissa Reynolds 713.830.6887
          mreynolds@houstonexp.com

                                                                          THREE MONTHS ENDED MARCH 31,
                                                               -------------------------------------------------
INCOME STATEMENT DATA:                                           2003         2002               CHANGE
                                                               ---------    ---------    -----------------------
                                                                     (in thousands, except per share data)
REVENUES:
   Natural gas and oil revenues                                $ 128,398    $  74,622    $  53,776            72%
   Other                                                             605          194          411           212%
                                                               ---------    ---------    ---------     ---------
     Total revenues                                              129,003       74,816       54,187            72%

OPERATING EXPENSES:
   Lease operating                                                11,646        7,413        4,233            57%
   Severance tax                                                   4,305        1,692        2,613           154%
   Transportation                                                  2,492        2,176          316            15%
   Asset retirement accretion                                        826         --            826           100%
   Depreciation, depletion and amortization                       45,654       39,804        5,850            15%
   General and administrative, net                                 3,884        3,340          544            16%
                                                               ---------    ---------    ---------     ---------
     Total operating expenses                                     68,807       54,425       14,382            26%

INCOME FROM OPERATIONS                                            60,196       20,391       39,805           195%

Other (income) and expense                                       (10,578)        --        (10,578)          100%

Interest expense                                                   3,637        3,576           61             2%
Capitalized interest                                              (1,371)      (2,166)         795           -37%
                                                               ---------    ---------    ---------     ---------
   Interest expense, net                                           2,266        1,410          856            61%

Income before taxes                                               68,508       18,981       49,527           261%
Provision for income tax
   Current                                                            58         (192)         250          -130%
   Deferred                                                       23,981        6,639       17,342           261%
                                                               ---------    ---------    ---------     ---------
                                                                  24,039        6,447       17,592           273%

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE                      44,469       12,534       31,935           255%
Cumulative effect of change in accounting principle               (2,772)        --         (2,772)          100%
                                                               ---------    ---------    ---------     ---------
NET INCOME                                                     $  41,697    $  12,534    $  29,163           233%
                                                               =========    =========    =========     =========

EARNINGS PER SHARE:
BASIC
   Income before change in accounting principle                $    1.44    $    0.41    $    1.03           251%
   Cumulative effect of change in accounting principle             (0.09)        --          (0.09)          100%
                                                               ---------    ---------    ---------     ---------
   Net income                                                  $    1.35    $    0.41    $    0.94           229%
                                                               =========    =========    =========     =========

FULLY DILUTED

   Income before change in accounting principle                $    1.43    $    0.41    $    1.02           249%
   Cumulative effect of change in accounting principle             (0.09)        --          (0.09)          100%
                                                               ---------    ---------    ---------     ---------
   Net income                                                  $    1.34    $    0.41    $    0.93           227%
                                                               =========    =========    =========     =========
Weighted average shares                                           30,960       30,485          475             2%

Weighted average shares - fully diluted                           31,069       30,837          232             1%

                                                               THREE MONTHS ENDED MARCH 31,
                                                        ------------------------------------------
OPERATING DATA:                                          2003        2002             CHANGE
                                                        ------      ------      ------------------
PRODUCTION:
   Natural gas (MMcf)                                   24,385      23,895         490           2%
   Oil (MBbls)                                             257         160          97          61%
     Total (MMcfe)                                      25,927      24,855       1,072           4%
   Average daily production (MMcfe/d)                      288         276          12           4%

AVERAGE SALES PRICE:

   $ Natural gas realized per Mcf                         4.93        2.99        1.94          65%
   $ Natural gas unhedged per Mcf                         6.36        2.28        4.08         179%
   $ Oil  realized per  Bbl                              31.57       19.28       12.29          64%
   $ Oil  unhedged per  Bbl                              33.42       19.28       14.14          73%

BALANCE SHEET DATA:                                  MAR 31, 2003  DEC 31, 2002             CHANGE
                                                     ------------  ------------   --------------------------
Working capital (deficit)                            $     8,592   $    (1,702)   $    10,294          -605%
Property, plant and equipment, net                     1,085,716     1,022,414         63,302             6%
Total assets                                           1,248,724     1,138,816        109,908            10%
Long-term debt and notes                                 230,000       252,000        (22,000)           -9%
Total stockholders' equity                               623,169       592,789         30,380             5%


NON-GAAP FINANCIAL MEASURES:
Cash from operations represents net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Cash from operations is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. The table below reconciles net cash provided by operating activities to cash from operations.

                                                                THREE MONTHS ENDED MARCH 31,
                                                          -----------------------------------------
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES:              2003       2002           CHANGE
                                                          --------   --------   -------------------
Net cash provided by operating activities                 $ 62,981   $ 33,444   $ 29,537         88%
Changes in operating assets and liabilities                 51,984     25,554     26,430        103%
                                                          --------   --------   --------   --------
Cash from operations before changes in
   operating assets and liabilities                        114,965     58,998     55,967         95%
                                                          ========   ========   ========   ========